Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Highwoods Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities*
Fees to Be Paid	Equity	Common Stock	457(o)(1)	—	—	$300,000,000	0.0001102	$33,060
	Total Offering Amounts					$300,000,000		$33,060(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$33,060(2)
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Highwoods Properties, Inc.	424(b)(5)	333-236249	2/5/2020		$12,209(2)	Equity	Common Stock	—	$94,060,092
Fee Offset Claims	Highwoods Properties, Inc.	424(b)(2)	333-215936	2/8/2017		$20,851(2)	Equity	Common Stock	—	$179,905,091
Fee Offset Sources	Highwoods Properties, Inc.	424(b)(5)	333-236249		2/5/2020						$12,209(2)
Fee Offset Sources	Highwoods Properties, Inc.	424(b)(2)	333-215936		2/8/2017						$20,851(2)

1.In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Highwoods Properties, Inc. initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-269624), filed on February 7, 2023.
2.Highwoods Properties, Inc. previously filed a prospectus supplement, dated February 5, 2020 (the “2020 Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-236249), filed with the Securities and Exchange Commission on February 4, 2020 (the “2020 Registration Statement”), and a prospectus supplement, dated February 8, 2017 (the “2017 Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-215936), filed with the Securities and Exchange Commission on February 7, 2017 (the “2017 Registration Statement”), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $300,000,000 under its then current “at-the-market” program. In connection with the filing of the 2020 Prospectus Supplement, the total registration fee of $38,940 was satisfied by offsetting $26,731 with fees previously paid in connection with the 2017 Prospectus Supplement on February 8, 2017 and making a contemporaneous fee payment of the balance of $12,209. As of the date of this registration statement, shares of common stock having an aggregate offering price of up to $272,859,560 were not sold under the 2020 Prospectus Supplement. The 2020 Registration Statement and 2017 Registration Statement have expired and the offerings that included the unsold securities under the 2020 Prospectus Supplement and 2017 Prospectus Supplement have been terminated.